PRICE KONG & COMPANY, P.A.



                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
AUTOTRADECENTER.COM INC.

We consent to incorporation by reference in the registration statement dated January 31, 2001 on Form S-1 of AUTOTRADECENTER.COM INC. of our report dated August 6, 1998, relating to the balance sheet of AUTO NETWORK USA, INC., an Arizona corporation as of March 31, 1998, and the related statements of income, stockholders' equity, and cash flows for the period from inception (July 10, 1997) to March 31, 1998.


Sincerely,


/S/PRICE, KONG & COMPANY, P.A.


Phoenix, Arizona
February 22, 2001






300 EAST OSBORN ROAD, SUITE 200
PHOENIX, ARIZONA  85012
FAX: 602-279-4537
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